Exhibit 99.1

AMERICAN APPAREL REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS

•	Third quarter net sales of $150.3 million, a decrease of 2.9% from the third quarter of 2008.

•	Third quarter diluted earnings per share of $0.05 vs. $0.03 in the prior year third quarter ($0.16 before merger related share based compensation expense of $13.2 million, or $0.13 per share)

LOS ANGELES, November 10, 2009 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced its financial results for the third quarter of 2009 and for the nine months ended September 30, 2009.

American Apparel reported net sales for the third quarter of 2009 of $150.3 million, a 2.9% decrease from net sales of $154.8 million for the quarter ended September 30, 2008. Total retail sales increased 3.7% to $101.0 million for the third quarter of 2009 from $97.4 million for the prior year third quarter, with comparable store sales for stores open at least 12 months decreasing 16% on a constant currency basis. American Apparel ended the third quarter of 2009 with 276 stores, having opened 4 net new stores in the quarter, and 50 net new stores during the last twelve months. Total wholesale sales declined 14.5% to $40.2 million for the third quarter of 2009 from $47.0 million in the third quarter of 2008. Online consumer sales declined to $9.1 million from $10.4 million in the prior year third quarter, a decrease of 12.5%.

Gross margin for the third quarter of 2009 was 58.1% as compared to 49.1% for the prior year third quarter. The gross margin in the third quarter of 2008 was negatively impacted by $13.2 million in share based compensation expense relating to the award of approximately 1.9 million shares of stock to manufacturing employees during the third quarter of 2008, granted pursuant to the 2007 merger between American Apparel, Inc. (formerly Endeavor Acquisition Corp.) and American Apparel, Inc., a California corporation (“Old American Apparel”). The net impact of the share based compensation expense was to negatively impact gross margin by 850 basis points in the period. The balance of the increase in gross margin was driven by the favorable shift in mix towards greater retail sales, as wholesale sales declined to 26.7% from 30.4% of total net sales a year ago. The improvement in gross margin was somewhat offset by unfavorable currency shifts due to the appreciation of the US dollar against foreign currencies compared to the third quarter last year.

Operating expenses, including selling, warehouse and distribution, and general and administrative expenses, increased to 50.6% of net sales for the third quarter of 2009, compared to 44.7% for the third quarter of 2008. Operating expenses increased due to higher payroll, rent, occupancy, and depreciation expenses related to the greater number of retail stores in operation in the period versus the same period last year. Operating expenses as a percentage of net sales increased given the negative comparable store sales performance for the quarter, and the decreases in wholesale and online consumer sales. Pre-opening expenses for retail stores were $0.4 million in the third quarter of 2009, versus $4.3 million in the prior year third quarter.

Operating income for the third quarter of 2009 was $11.2 million. This compares to $6.8 million in the third quarter of 2008, which included the merger related share based compensation expense of $13.2 million. Operating margin for the third quarter of 2009 was 7.5% versus 4.4% for the third quarter of 2008.

Interest expense for the third quarter of 2009 increased to $5.4 million versus $3.2 million for the same period last year. The increase in interest expense was largely due to the amortization of debt discount and deferred financing costs, and a higher weighted average interest rate on outstanding borrowings by the Company, as compared to in the third quarter of 2008.

The Company’s income tax provision for the third quarter of 2009 was $3.3 million, as compared to $0.9 million in the third quarter of 2008. The Company’s effective tax rate increased to 44.5%, compared to 26.9% in the third quarter of 2008.

Net income for the third quarter of 2009 was $4.2 million, or $0.05 per diluted common share. This compares to $2.3 million, or $0.03 per diluted common share, for the third quarter of 2008. Last year’s earnings per diluted share was negatively impacted by $0.13 due to the after-tax impact of the $13.2 million merger related share based compensation expense. Please see Table B for more background on the impact of the merger related share based compensation expense on the 2008 results.

During the third quarter, the Company reduced the drawn balance on its revolving credit facilities by approximately $18.5 million, to $32.7 million at the end of the period from $51.2 million at the end of the second quarter, primarily from cash flow from operations. As of September 30, 2009, the Company had $23.0 million of availability under its U.S. revolving credit facility. Total debt decreased by $14.7 million, to $104.6 million at the end of the third quarter, down from $119.3 million at the end of the second quarter. Total inventories were $152.6 million at the end of the third quarter, a reduction of $6.6 million from $159.3 million at the end of the second quarter.

Dov Charney, Chairman and Chief Executive Officer, stated: “While we are pleased that we were able to deliver a profit in the third quarter in spite of the difficult environment, I believe the successes we had in terms of streamlining our inventories and significantly reducing our indebtedness will prove particularly valuable as we move forward. While it is still very early, we are encouraged by some indications pointing to the beginning of momentum in our sales. We believe that for the long term, our business remains on track as we continue to expand our brand’s presence both in the U.S. and internationally.”

Outlook

As of October 31, 2009, American Apparel had opened 23 new store locations since the beginning of the year and closed 5 locations. The Company currently has 4 signed leases for new retail stores in its store pipeline, with 3 of those locations likely to open before the end of 2009.

Management continues to expect the previously communicated financial guidance for 2009: net sales in the range of $540 to $555 million, income from operations in the range of $25 to $30 million, and a net (loss) income in the range of ($1) to $4 million. These estimates are before any non-cash share based compensation expense from any equity awards that may be made to employees under the Company’s 2007 Performance Equity Plan.

A conference call will be held today at 9:00 a.m. ET to discuss the third quarter results. A live webcast of the conference call will be accessible through the company’s website under the investor relations section at http://investors.americanapparel.net.

Please refer to the tables attached to this press release:

•

Table A presents a calculation and reconciliation of consolidated net income (loss) to unaudited Consolidated Adjusted EBITDA for American Apparel, Inc. and Subsidiaries for the three months ended September 30, 2009 and 2008 and for the nine months ended September 30, 2009 and 2008.

•

Table B presents certain financial information that excludes the impact of the third quarter 2008 stock award of approximately 1.9 million shares of stock to manufacturing employees and the related share based compensation expense, with reconciliations to the most directly comparable GAAP measure for the three and nine months ended September 30, 2008.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of October 31, 2009, American Apparel employed approximately 9,700 people and operated over 275 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Ireland, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2008 Annual Report on Form 10-K/A. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
NET SALES	$150,318	$154,801	$400,663	$399,406
COST OF SALES	63,033	78,725	167,768	184,395

GROSS PROFIT	87,285	76,076	232,895	215,011
OPERATING EXPENSES	76,071	69,234	218,277	188,176

INCOME FROM OPERATIONS	11,214	6,842	14,618	26,835
INTEREST AND OTHER (INCOME) EXPENSE
Interest expense	5,371	3,237	17,846	10,274
Foreign currency transaction (gain) loss	(1,844)	1,049	(2,684)	1,047
Other (income) expense	195	(636)	(291)	133

TOTAL INTEREST AND OTHER (INCOME) EXPENSE	3,722	3,650	14,871	11,454

INCOME BEFORE INCOME TAXES	7,492	3,192	(253)	15,381
INCOME TAX PROVISION	3,332	859	1,684	5,153

NET INCOME	$4,160	$2,333	$(1,937)	$10,228

Earnings per common share – basic	$0.06	$0.03	$(0.03)	$0.15
Earnings per common share – diluted	$0.05	$0.03	$(0.03)	$0.15

Weighted average common shares outstanding – basic	71,034	70,257	71,024	69,055
Weighted average common shares outstanding – diluted	78,465	70,257	71,024	70,157

AMERICAN APPAREL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(unaudited)

	September 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS
Cash	$6,100	$11,368
Trade accounts receivable, net of allowances of $1,678 and $1,441 at September 30, 2009 and December 31, 2008, respectively	18,685	16,439
Prepaid expenses and other current assets	6,637	5,369
Inventories	152,639	148,154
Income taxes receivable	4,436	604
Deferred income taxes	2,891	3,935

Total current assets	191,388	185,869

PROPERTY AND EQUIPMENT, net	106,514	112,408
DEFERRED INCOME TAXES	9,824	10,137
OTHER ASSETS, NET	27,006	25,195

TOTAL ASSETS	$334,732	$333,609

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Cash overdraft	$—	$2,413
Revolving credit facilities and current portion of long-term debt	32,735	34,318
Accounts payable	15,302	32,731
Accrued expenses	29,306	22,140
Income taxes payable	1,522	8,582
Current portion of capital lease obligations	2,047	2,616

Total current liabilities	80,912	102,800

LONG-TERM DEBT, net of unamortized discount of $21,387 and none at September 30, 2009 and December 31, 2008, respectively	64,750	67,050
SUBORDINATED NOTES PAYABLE TO RELATED PARTY	4,273	3,292
CAPITAL LEASE OBLIGATIONS, net of current portion	829	1,986
DEFERRED RENT	21,184	16,011
OTHER LONG TERM LIABILITIES	7,364	6,058

TOTAL LIABILITIES	179,312	197,197

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 1,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 120,000 shares; 72,467 shares issued and 71,034 shares outstanding at September 30, 2009 and 72,221 shares issued and 70,787 shares outstanding at December 31, 2008	7	7
Additional paid-in capital	150,449	131,252
Accumulated other comprehensive loss	(955)	(2,703)
Retained earnings	15,963	17,900
Treasury stock, 1,434 shares at cost	(10,044)	(10,044)

TOTAL STOCKHOLDERS’ EQUITY	155,420	136,412

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$334,732	$333,609

AMERICAN APPAREL, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION

(Amounts in thousands)

(unaudited)

The following table presents key financial information for the Company’s business segments before unallocated corporate expenses:

	Three Months Ended September 30, 2009
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$40,087	$50,546	$18,742	$40,943	$150,318
Gross profit	10,058	36,364	12,517	28,346	87,285
Income from operations	5,559	6,167	4,554	4,060	20,340
Depreciation and amortization	2,324	2,591	599	1,896	7,410
Capital expenditures	737	1,182	441	1,197	3,557
Deferred rent expense	103	819	163	34	1,119

	Three Months Ended September 30, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$46,219	$46,675	$19,874	$42,033	$154,801
Gross (loss) profit	(4,927)	35,561	13,882	31,560	76,076
(Loss) income from operations	(11,172)	10,640	6,383	10,409	16,260
Depreciation and amortization	1,912	1,810	355	1,346	5,423
Capital expenditures	1,713	8,203	1,339	5,938	17,193
Deferred rent expense	168	1,032	107	173	1,480

	Nine Months Ended September 30, 2009
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$101,702	$134,901	$48,136	$115,924	$400,663
Gross profit	25,878	98,673	29,785	78,559	232,895
Income from operations	10,003	11,320	9,520	13,029	43,872
Depreciation and amortization	6,664	8,706	529	5,109	21,008
Capital expenditures	4,290	8,794	786	3,234	17,104
Deferred rent expense	233	2,919	365	1,359	4,876

	Nine Months Ended September 30, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$124,665	$118,838	$48,549	$107,354	$399,406
Gross profit	12,559	90,043	33,861	78,548	215,011
(Loss) income from operations	(4,953)	24,330	12,300	23,654	55,331
Depreciation and amortization	5,090	4,688	1,409	3,127	14,314
Capital expenditures	11,200	20,293	3,188	14,545	49,226
Deferred rent expense	62	2,692	319	2,512	5,585

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Reconciliation to Income before Income Taxes
Consolidated income from operations of reportable segments	$20,340	$16,260	$43,872	$55,331
Unallocated corporate expenses	(9,126)	(9,418)	(29,254)	(28,496)
Interest expense	(5,371)	(3,237)	(17,846)	(10,274)
Other (expense) income	(195)	636	291	(133)
Foreign currency transaction gain (loss)	1,844	(1,049)	2,684	(1,047)

Consolidated Income (Loss) Before Income Taxes	$7,492	$3,192	$(253)	$15,381

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Sales by Class of Customer

U.S. Wholesale
Wholesale	$34,298	$39,624	$86,045	$106,806
Online consumer	5,789	6,595	15,657	17,859

Total	$40,087	$46,219	$101,702	$124,665

U.S. Retail	$50,546	$46,675	$134,901	$118,838

Canada
Wholesale	$2,973	$3,574	$8,415	$9,751
Retail	15,418	15,818	38,643	37,531
Online consumer	351	482	1,078	1,267

Total	$18,742	$19,874	$48,136	$48,549

International
Wholesale	$2,907	$3,778	$9,089	$11,566
Retail	35,083	34,935	97,649	86,920
Online consumer	2,953	3,320	9,186	8,868

Total	$40,943	$42,033	$115,924	$107,354

Consolidated
Wholesale	$40,178	$46,976	$103,549	$128,123
Retail	101,047	97,428	271,193	243,289
Online consumer	9,093	10,397	25,921	27,994

Total	$150,318	$154,801	$400,663	$399,406

Table A

American Apparel, Inc. and Subsidiaries

Calculation and Reconciliation of Consolidated Adjusted EBITDA

(Amounts in thousands)

(unaudited)

In addition to its financial results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), American Apparel considers non-GAAP measures of its performance. Adjusted EBITDA, as defined below, is an important supplemental financial measure of American Apparel’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA represents net income (loss) before income taxes, interest other expense, and depreciation and amortization. American Apparel’s management uses Adjusted EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of Adjusted EBITDA provides useful information regarding American Apparel’s results of operations because it assists in analyzing and benchmarking the performance and value of American Apparel’s business. American Apparel believes that Adjusted EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

Adjusted EBITDA is also used by American Apparel’s management for multiple purposes, including:

•	to calculate and support various leverage and coverage ratios for American Apparel’s lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•

to more accurately compare American Apparel’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affects relative interest expense), tax positions and amortization of intangibles.

In addition, Adjusted EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses Adjusted EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering Adjusted EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (cont.)

American Apparel, Inc. and Subsidiaries

Calculation and Reconciliation of Consolidated Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income (loss)	$4,160	$2,333	$(1,937)	$10,228
Income tax provision	3,332	859	1,684	4,294
Interest expense and other income, net	5,566	2,601	17,555	10,407
Depreciation and amortization	7,410	5,423	21,008	14,314

EBITDA	$20,468	$11,216	$38,310	$40,102
Foreign currency transaction (gain) loss	(1,844)	1,049	(2,684)	1,047

Consolidated Adjusted EBITDA	$18,624	$12,265	$35,626	$41,149

Table B

Impact of Merger Related Stock Based Compensation Expense

(Amounts in thousands, except per share amounts)

(unaudited)

In the third quarter of 2008, American Apparel awarded approximately 1.9 million shares of common stock to eligible manufacturing employees in accordance with the terms of the merger agreement between American Apparel, Inc. (formerly Endeavor Acquisition Corp.) and Old American Apparel, resulting in $13.2 million of share based compensation expense, consisting of $12.1 million of share based compensation expense and $1.1 million of employer related payroll taxes, in the Consolidated Financial Statements for the three and nine months ended September 30, 2008. Set forth below is certain financial information about our operating performance that excludes the impact of the stock award and the related share based compensation expense. This information is not calculated in accordance with accounting principles generally accepted in the United States (GAAP) and should be considered in addition to, and not as a substitute for, the related GAAP measurements. We use these non-GAAP measures, along with GAAP measures, as a measure of profitability and operating performance because the adjustments allow us to compare our performance on a consistent basis by removing from our operating results the effect of the non-cash share based compensation expense, which may vary from period to period due to a number of factors. We believe that the presentation of the non-GAAP financial information provides investors with useful additional information regarding our financial condition and results of operations because it allows a consistent basis of comparison against our historical operating performance and guidance as well as against the operating performance of our competitors. The following reconciles each non-GAAP measure, which excludes the expenses related to the stock award, to the most directly comparable GAAP measure for the three and nine months ended September 30, 2008:

Table B (cont’d)

Impact of Merger Related Stock Based Compensation Expense

(Amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30, 2008
	As Reported	Stock Based Compensation Expense	Non-GAAP Measurement
Net sales	$154,801		$154,801
Cost of sales	78,725	(13,197)	65,528

Gross profit	76,076	13,197	89,273
Operating expense	69,234		69,234

INCOME FROM OPERATIONS	6,842	13,197	20,039

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense	3,237		3,237
Foreign currency transaction loss	1,049		1,049
Other (income) expense	(636)		(636)

INCOME BEFORE INCOME TAXES	3,192	13,197	16,389
Income Tax Provision	859	4,421	5,280

NET INCOME	$2,333	$8,776	$11,109

Basic earnings per common share	$.03	$.13	$.16
Diluted earnings per common share	$.03	$.13	$.16

	Nine Months Ended September 30, 2008
	As Reported	Stock Based Compensation Expense	Non-GAAP Measurement
Net sales	$399,406		$399,406
Cost of sales	183,395	(13,197)	171,198

Gross profit	215,011	13,197	228,208
Operating expense	188,176		188,176

INCOME FROM OPERATIONS	26,835	13,197	40,032

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense	10,274		10,274
Foreign currency transaction loss	1,047		1,047
Other (income) expense	133		133

INCOME BEFORE INCOME TAXES	15,381	13,197	28,578
Income Tax Provision	5,153	4,421	9,574

NET INCOME	$10,228	$8,776	$19,004

Basic earnings per common share	$.15	$.13	$.28
Diluted earnings per common share	$.15	$.13	$.27

Contact:

Joseph Teklits / Jean Fontana

ICR, Inc.

(203) 682-8200

Adrian Kowalewski

Chief Financial Officer

American Apparel

(213) 488-0226